Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation Declares Second-Quarter Dividend

STAMFORD, Conn.,  May 5, 2015  – Frontier Communications Corporation  (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.105 per share of common stock, payable on June 30, 2015 to holders of record of common stock at the close of business on May 28, 2015.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, video, wireless Internet data access, data security solutions, specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states.  Frontier’s approximately 17,400 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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